UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2012

MARATHON OIL CORPORATION
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item   5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders was held on April 25, 2012.  In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934.  The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in Marathon Oil's 2012 Proxy Statement.

 1.  Each of our directors was elected for a term expiring in 2013.  Votes regarding the persons elected to serve as directors were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Gregory H. Boyce	486,092,951	31,647,875	716,737	73,256,919
Pierre Brondeau	486,917,480	31,012,942	527,141	73,256,919
Clarence P. Cazalot, Jr.	493,433,650	24,426,288	597,625	73,256,919
Linda Z. Cook	498,146,242	19,803,810	507,511	73,256,919
Shirley Ann Jackson	429,467,735	88,490,633	499,195	73,256,919
Philip Lader	493,110,598	24,808,473	538,492	73,256,919
Michael E. J. Phelps	502,449,685	15,276,345	731,533	73,256,919
Dennis H. Reilley	493,386,128	24,554,438	516,997	73,256,919

2.   PricewaterhouseCoopers LLP was ratified as our independent registered public accounting firm for 2012.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
584,204,167	6,858,469	651,846

3.   The Board proposal seeking a non-binding advisory vote to approve the compensation of our named executive officers was approved.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
469,876,347	44,888,404	3,692,812	73,256,919

4.   The Board proposal seeking stockholder approval of the 2012 Incentive Compensation Plan was approved.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
474,076,687	42,744,450	1,636,426	73,256,919

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2012		MARATHON OIL CORPORATION

	By:	Michael K. Stewart
Michael K. Stewart
Vice President, Finance and Accounting, Controller and Treasurer